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                                                                   Exhibit 10.6


                              CAMBRIDGEPORT BANK

                        1999 NONQUALIFIED PENSION PLAN

                                      FOR

                              EXECUTIVE OFFICERS

                              W I T N E S S E T H
                              -------------------


     Cambridgeport Bank (hereinafter referred to as the "Company") hereby adopts this 1999 Nonqualified Pension Plan for Executive Officers (hereinafter referred to as the "Plan") to provide the benefits described herein for its executive officers, effective as of May 4, 1999.

                                  DEFINITIONS

Actuarial Equivalent shall mean a benefit of equivalent current value to the benefit which could otherwise have been provided to the Member, computed on the basis of the discount rates, mortality tables and other assumptions then being used by the Savings Banks Employees Retirement Association ("SBERA") in deter-mining the actuarial equivalent of payments being made by SBERA to its Retirement Plan beneficiaries. Notwithstanding the foregoing, whenever the present value of a benefit 'Is to be determined, such value shall be computed based on a discount rate of five percent.

1. The definition of "Change in Control" shall be amended to read in its entirety as follows:


     Change in Control.
1. Prior to a Conversion Transaction (as defined in paragraph 1(i) below), a "Change in Control" will be deemed to have been effected upon the occurrence of any of the following:

     (a) Cambridgeport Mutual Holding Company (the "Holding Company") shall cease to own 100% of the voting securities of the Company;

     (b) the present procedure pursuant to which the Board of Trustees of the Holding Company are elected by a self-perpetuating Board of Corporators is revised by state or federal statute or regulation;

     (c) the present procedure pursuant to which new members are added to the Board of Corporators (by election of the Board of Corporators) is revised by state or federal statute or regulation;

     (d) the Holding Company effectuates a merger or consolidation with any other corporation and within three years after the effective date of such merger or consolidation, the individuals who were members of the Board of Corporators or the Board of Trustees of the Holding Company immediately prior to such merger or consolidation shall cease to constitute two thirds of the Board of Corporators or the Board of Trustees, respectively,
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     (e) the Company effectuates a merger or consolidation with any other bank or corporation and within three years after the effective date of such merger or consolidation, the individuals who were members of the Board of Directors of the Company immediately prior to such merger or consolidation shall cease to constitute two thirds of such Board;

     (f) the Holding Company or the Company agrees to do any of the foregoing;

     (g) the Holding Company or the Company agrees to a plan of liquidation of the Holding Company or the Company or an agreement for the sale or disposition by the Holding Company or the Company of all or substantially all of the Holding Company's or the Company's assets; or

     (h) any event takes place which constitutes a change in control pursuant to a change in control agreement between the Company and the Member.

     (i) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur in the event of any transaction or reorganization (a "Conversion Transaction") that results in the public offering of the Company's voting securities or the public offering of the voting securities of a company that owns 100% of the Company's voting securities (a "Stock Holding Company").

2. Following a Conversion Transaction a "Change in Control" will be deemed to have been effected upon the occurrence of any of the following:

     (a) the consummation of a reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

               (1) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

               (2) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

     (b) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Company entitled

                                       2
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     to vote generally in the election of directors by any person or by any persons acting in concert;

     (c) a complete liquidation or dissolution of the Company;

     (d) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of the Company do not belong to any of the following groups:

               (1) individuals who were members of the Board of Directors of the Company on the closing date of Conversion Transaction; or

               (2) individuals who first became members of the Board of Directors of the Company after the closing date of a Conversion Transaction either:

                    (A) upon election to serve as a member of the
               Board of Directors of the Company by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

                    (B) upon election by the shareholders of the Board
               of Directors of the Company to serve as a member of such board, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination;

          provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of Directors of the Company; or

     (e) any event which would be described in paragraph 2(a), (b), (c) or (d); if the term "Stock Holding Company" (as defined in paragraph 1(i) above) were substituted for the term "Company" therein.

In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Stock Holding Company, or a subsidiary of either of them, by the Company, the Stock Holding Company, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 15(a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

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Cost of Funds Expense. The Cost of Funds Expense for any Plan Year shall be calculated by taking the sum of the amount of all premiums previously paid by the Company for the Insurance Policy maintained on the life of the Member plus the amount of all previous years' after-tax Cost of Funds Expenses, and multiplying that sum by the Company's average cost of funds based on the Company's third quarter Call Report for the Plan Year as filed with the FDIC, computed on an after-tax basis,

Insurance Policy shall mean one or more life insurance policies on the life of the Member purchased to maintain funding under the Plan, as more fully described in Article 11 of the Plan,

Life Insurance Net Proceeds means the amount, if any, of any death benefit actually received by the Company or the Trustee pursuant to the Insurance Policy as a result of the death of the Member less the Company's cumulative out of pocket costs in obtaining and maintaining such insurance, computed by adding together (1) the premiums paid for such Insurance Policy (computed on after-tax basis to the extent that such premiums were deductible for tax purposes) and
(ii) the aggregate Costs of Funds Expenses for the Plan Years such insurance Policy was in effect.

Plan Year shall mean the calendar year, corresponding to the Company's fiscal year.

Social Security Benefit shall mean the monthly old age insurance benefit the Member is first entitled to receive at his Social Security Retirement Age. Prior to his Social Security Retirement Age it will be assumed that the Member will continue to cam the same annual Compensation which 'is in effect for him and that the Social Security law will not chance thereafter, and by using his actual, salary history, if, available, or by estimating, his prior Compensation using a 5% salary scale projected backwards.

Terminating Event. A "Terminating Event" shall mean any of the following if they occur within three years of a Change in Control:

     (a) termination by the Company of the Member's employment with the Company for any reason other than (i) the Member's death or (ii) for "Cause" (as such term is defined in Article XIX), or

     (b) the Member's resignation as an employee of the Company, other than for reasons of disability, following (i) a significant reduction in the nature or scope of the Member's duties, responsibilities, authority and powers from the duties, responsibilities, authority and powers exercised by the Member immediately prior to the Change in Control, (ii) a reduction in the Member's annual base salary as in effect on the date of the Change in Control, except for across-the-board salary reductions similarly affecting all management personnel of the Company (or the surviving entity, in the case of a merger or acquisition in which the Company is not the surviving entity), or (ill) a transfer of the Member from the principal office of the Company to an office of the Company more than twenty-five miles distant from said principal office (other than in connection with the relocation of the principal office of the Company to said new location), or

     (c) Any event which constitutes a terminating event or a triggering event pursuant to a change of control agreement between the Company and the Member.

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Trustee shall mean Northeast Retirement Services, as Trustee under that certain
Indenture of Trust by and between the Company and the Trustee dated as of _________, 1999.

                                   ARTICLE I

                                Plan Membership

     A. Only those employees of the Company who satisfy all of the following requirements shall become Members of the Plan.

     1. The employee must hold the title of Chairman, President or Executive Vice President of the Company;

     2. The employee's life must be insurable with an insurance company designated by the Company; and

     3. The employee must be selected by the Board of Directors to participate in this Plan.

     B. In addition, the Board of Directors may designate any other officer of the Company who satisfies the requirements of paragraphs 2 and 3 of Section A to become Members of the Plan.

     C. The Board of Directors shall give written notice to the employee Of his selection to membership by the Board. Notwithstanding, any other provision relating to eligibility, no person shall become a Member of the Plan unless and until such person is so selected and notified in writing by the Company.

                                  ARTICLE II

                               Informal Funding

     A. The benefits under this Plan will be paid by the Company from its general assets. To cover part or all of its potential liabilities under the Plan, the Company may, but need not, purchase life insurance policies on the lives of any of the Plan Members, but no Member will have any preferred claim against, or beneficial ownership in, such policies or the proceeds therefrom.

     B. When and if the Company applies for life insurance on any Member it will so notify the Member and request him to take whatever actions may be necessary to enable the Company to fulfill the requirements of the life insurance company for issuance of the insurance policy. A condition of a Member's eligibility under this Plan is his cooperation in connection with the securing of any insurance policies, including the completion and signing of such forms as may be reasonably required, and to undergo any medical examinations or tests which may be necessary.

     C. No benefit shall be payable under this Plan to the beneficiaries or estate of any Member who dies by suicide within two years after the date on which he becomes a Member of the Plan. Nor shall any benefit be payable under this Plan to any Member or to the beneficiaries or estate of any Member who makes any untrue statements on insurance forms, which statements cause the

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Company to fall to receive proceeds under any policies upon the Member's death, or which cause said proceeds to be reduced in any manner.

                                  ARTICLE III

                                 Death Benefit

     Subject to the provisions of this Plan, the Member shall be entitled to name the beneficiaries of the Member's benefits hereunder as follows:

     A. If a Member's death occurs while he is still employed by the Company, there shall be paid to the Company or, at the director of the Company, to such beneficiaries as the Member shall have selected in accordance with Article VII, a death benefit determined under Subparagraph 1, below (hereinafter referred to as "Split Dollar") or Subparagraph 2. below (hereinafter referred to as "Survivor Benefit"), whichever the Member has elected to receive in accordance with Article VII. If any Member shall have failed to make ail election with respect to the Split Dollar or Survivor Benefit options, such Member shall be conclusively presumed to have made an election to receive the benefits described in Subparagraph 2 (Survivor Benefit);

     1. Split Dollar. an amount equal to two (2) times the then current base salary of the Member, as said base Salary existed on the date of the Member's death.

     2. Survivor Benefit: monthly payments equal to forty percent (40%) of the Member's monthly base salary as said base salary existed on the date of the Member's death. Such payments shall be payable for one hundred eighty (180) months (commencing on the first day of the month following the month in which occurs the Member's death).

     In addition to the death benefit set forth in the preceding paragraph, the beneficiary of a Member upon whose life an Insurance Policy was being maintained at the time of the Member's death shall be entitled to receive the amount, f any, by which the Life Insurance Net Proceeds exceeds the Actuarial Equivalent of the applicable death benefit (Split Dollar or Survivor Benefit) payable to said Member's beneficiary.

     B. If the Member has retired and the Member's death occurs while he is receiving retirement benefits as hereinafter defined, the Company shall continue to pay to such beneficiaries as the Member shall have selected in accordance with Article VII, such balance of any minimum amount of retirement benefits as the Member may be entitled to as hereinafter defined.

     C. If (i) a Member dies after the termination of his service as an employee with the Company in connection with a Terminating Event, and (ii) at the time of the Member's death an Insurance Policy was being maintained on the life of the Member and held by the Trustee, and (iii) at the time of his death the Member had not yet commenced to receive a benefit under this Plan, then a death benefit shall be payable to the Member's beneficiary not later than sixty days following the death of the Member. Such death benefit shall be a single lump sum distribution which is the greater of (i) the Actual Equivalent of the benefit to which the Member was entitled to receive as of the date of his death, or (ii) the Life Insurance Net Proceeds.

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                                  ARTICLE IV

                            Normal Retirement Date

     A Member's Normal Retirement Date shall mean the date on which the member attains the age of sixty-Five (65).

                                   ARTICLE V

                           Normal Retirement Benefit

     A. Upon the later of his Normal Retirement Date or his termination of service as an employee of the Company, the Member (and his beneficiaries if he dies prior to receipt of all his benefits) shall be entitled to receive from the Company monthly payments for his entire lifetime ending with the payment due immediately before the Member's death, or for a period of one hundred eighty
(180) months if longer, in an amount determined pursuant to subparagraphs "1" or "2" hereof whichever is applicable. Payments shall commence on the first day of the month following the month in which occurs the later of us Normal Retirement Date or his termination of service as an employee of the Company.

     1. If a Member terminates service with the Company after having, completed fifteen (15) years of service with the Company, the monthly amount to which the Member shall be entitled pursuant to this Article shall be an amount equal to the greater of either (a) Twenty-five percent (25%) of the Member's Highest Monthly Salary as herein defined, or (b) Seventy-five percent (75%) of the Member's Highest Monthly Salary offset by the Member's monthly Accrued Benefit under the SBERA defined benefit pension plan and further offset by one hundred percent (100%) of the Member's Primary Social Security Benefit (said greater benefit hereinafter referred to as the "Normal Retirement Benefit"). For purposes of this Plan, the Highest Monthly Salary shall be an amount equal to the average annual base salary of the Member from the Company for the three calendar years out of the five calendar years immediately preceding the Member's termination of service in which the base salary of the Member (exclusive of taxable fringe benefits, bonuses, or other extraordinary compensation) was the highest, divided by twelve (12). For purposes of the foregoing calculation, if any Member shall terminate service prior to the end of any particular calendar year, the annual base salary of the Member for said calendar year shall be included within the foregoing definition for determining the Member's Highest Monthly Salary.

     2. If a Member terminates service with the Company prior to the completion of fifteen years of service with the Company, the amount to which a Member shall be entitled pursuant to this Article shall be an amount equal to a percentage of his Normal Retirement Benefit, based upon his number of years of service with the Company, in accordance with the following table (a Member's "Vested Termination Benefit"):

               Years of Service

        Equal to or
        More Than              But Less Than       Percentage of Benefit
-------------------------------------------------------------------------

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         0 years                6 years                 0%
         6 years                7 years                10%
         7 years                8 years                20%
         8 years                9 years                30%
         9 years               10 years                40%
        10 years               11 years                50%
        11 years               12 years                60%
        12 years               13 years                70%
        13 years               14 years                80%
        14 years               15 years                90%
        15 years                     --               100%


     B. Notwithstanding any provision in Paragraph A of this Article V to the contrary, the Board of Directors in its sole discretion has the authority to pay to a Member who has terminated service with the Company an amount equal to the Actuarial Equivalent of the Retirement Benefit to which the Member is entitled under subparagraph I or 2 of Paragraph A, whichever is applicable, in full satisfaction of the Company's obligation to the Member under the Plan.

                                  ARTICLE VI

                               Change in Control

     A Member shall be entitled to the following benefits upon a Change  in
Control:

     1. Upon a Change in Control, the Company shall, as soon as possible, but in no event later than thirty days following the Change in Control, make an irrevocable contribution to the Trust in an amount that is sufficient, as determined by an actuary appointed by the Trustee, to pay each Member or beneficiary the full Normal Retirement Benefit to which he would be entitled pursuant to the terms of Paragraph A of Article V of the Plan as of the date on which the Chance in Control occurred as if the Member had attained at least age 65 and had completed at least fifteen years of service with the Company. Within the same time period following, a Chance in Control, the Company shall make a further irrevocable contribution to the Trust in an amount sufficient to pay for the Trustee's fees and for actuarial, accounting, legal and other professional or administrative services necessary to implement the terms of this Plan following a Change in Control. Such amount shall be determined by the Trustee's estimate of its fees (as provided in the Trust Agreement) and by estimates obtained by the Trustee from the independent actuaries, accountants, lawyers and other appropriate professional and administrative personnel which provided such services to the Trust or the Company immediately before the Change in Control.

     2. If within three years following a Chance in Control of the Company a Terminating Event occurs with respect to the Member; the Member will be entitled to receive his Normal Retirement Benefit, computed at the time of the Terminating Event as though the Member

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     had served the Company for at least 15 years. If the Member has attained at least age 55, his benefit shall be payable, commencing within 70 days of the Terminating Event, in an amount equal to the Actual Equivalent of his full Normal Retirement Benefit. If the Member has not attained age 55 as of the Terminating Event, the Member shall be entitled to a retirement benefit commencing upon the attainment of age 55 in an amount equal to the Actuarial Equivalent of his full Normal Retirement Benefit. With the consent of the Board of Directors, the Actuarial Equivalent of the Normal Retirement Benefit payable at age 55 may be payable to the Member at an earlier date. In the event that the Member requests permission to commence receiving his benefit before age 55 and the Board refuses to grant permission for such early commencement of payments, the Member may request the Board to reconsider its decision. If the Board has not agreed to permit such early payment by a date which is thirty days after the request for reconsideration was made, the Member shall have the right to receive upon written application to the Company the Actuarial Equivalent of such benefit, less a penalty of 5%.

                                  ARTICLE VII

                                 Beneficiaries

     A. Any pre-retirement or post-retirement death benefit payable under the Plan upon the death of a Member shall be paid to such beneficiary or beneficiaries as the Member shall designate by filing with the Company a notice in writing in a form acceptable to the Company.

     B. In the event that the Member should die prior to receipt from the Company of any amount to which the Member or his beneficiaries is entitled hereunder, any amounts remaining unpaid shall be paid to such beneficiary as the Member may designate by filing with the Company a notice in writing, but in the absence of any such designation, such unpaid amounts shall be so paid to the Member's estate.

     C. Each Member shall be entitled to elect between the Survivor Benefit and Split Dollar death benefits described above in Article III by filing, with the Company a notice in writing in a form acceptable to the Company. Such election may be changed by the Member at any time by filing notice of such change in writing in a form acceptable to the Company.

                                 ARTICLE VIII

                        Nature of Company's Obligation

     The rights of any Member and his beneficiaries to benefits under this Plan are solely those of an unsecured creditor of the Company. Any insurance policy or any other asset acquired or held by the Company in connection with the liabilities assumed by it hereunder will not be deemed to be held under any trust for the benefit of the Member or his beneficiaries or to be security for the performance of the obligations of the Company, but will be and will remain a general, unpledged, unrestricted asset of the Company.

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                                  ARTICLE IX

                          Administration of the Plan

     The Company shall be the named fiduciary and Administrator of the Plan as those terms are used in the Employee Retirement Income Security Act of 1974 ("ERISA"), The Board of Directors or President of the Company may employ or use the services of any employees of the Company or other persons in administering the Plan.

                                   ARTICLE X

                               Claims Procedure

     In accordance with Section 503 of ERISA and the regulations of the Secretary of Labor prescribed thereunder:

     A. All claims for benefits under this Plan shall be filed in writing with the Company in accordance with such procedures as the Company shall reasonably establish.

     B. The Company shall, within ninety (90) days of submission of a claim, provide adequate notice in writing to any claimant whose claim for benefits under the Plan has been denied. Such notice shall contain the specific reason or reasons for the denial and references to specific Plan provisions on which the denial is based. It will also provide the claimant with a description of any material or information which is necessary in order for the claimant to perfect his claim and an explanation of why such information is necessary. If special circumstances require an extension of time for processing the claim, the Company shall furnish the claimant a written notice of such extension prior to the expiration of the ninety (90) day period described above. The extension notice shall indicate the reasons for the extension and the expected date for a final decision, which date shall not be more than one hundred eighty (180) days from the initial claim.

     C.   The Company shall, upon written request by a claimant within sixty
(60) days of the notice that his claim has been denied, afford a reasonable opportunity to such claimant for a full and fair review by the Company of the decision denying the claim. The Company will afford the claimant an opportunity to review pertinent documents and submit issues and comments in writing. The claimant shall have the night to be represented by counsel.

     D. The Company shall, within sixty (60) days of a request for a review, render a written decision on its review. If special circumstances require extra time for the Company to review its decision, the Company will attempt to make its decision as soon as practicable, and in no event will the Company take more than one hundred twenty (120) days to send a claimant a written notice of its decision.

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                                  ARTICLE XI

                                  Assignment

     Except for the designation of beneficiaries as set forth above, no Member or beneficiary any Member shall have any right to commute, sell, assign, transfer or otherwise convey the right: to receive any payments hereunder, which payments and the nights thereto are expressly declared to be non-assignable and non-transferable.

                                  ARTICLE XII

                             Independence of Plan

     The benefits payable under this Plan from the Company shall be independent of, and in addition to, any other benefits that may exist from time to time under any other plan of or agreement with the Company. Nothing contained in this Plan gives, or is intended to give, any Member the night to be retained in the service of the Company or to interfere with the night of the Company to discharge or retire the Member at any time.

                                 ARTICLE XIII

                       Amendment or Termination of Plan

      The Company reserves the right at any time or time, by action of its Board of Directors, to amend the Plan in whole or in part, or to terminate the Plan, but no such amendment or termination shall deprive the beneficiary or estate of a deceased Member of any benefit to which such beneficiary or estate is then entitled. Nor shall any such amendment or termination deprive any Member or his beneficiaries of any Vested Termination Benefits to which such Member or his beneficiaries may be then entitled.

                                  ARTICLE XIV

                               Successor Company

     Unless this Plan is sooner terminated, if the Company is merged or consolidated with any other corporation or organization, or its business activities are taken over by any other organization, the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Company herein set forth.

                                  ARTICLE XV

                                Applicable Law

     The provisions of this Plan shall be construed, administered and enforced according to the laws of the United States, and to the extent permitted by such laws, in accordance with the law of the Commonwealth of Massachusetts.

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                                  ARTICLE XVI

                             Miscellaneous Matters

     Throughout this Plan where a appropriate, every reference in any of the masculine, feminine, or neuter shall be deemed to include all of the masculine, feminine and neuter, and every reference in either the singular or plural shall be deemed to include both the singular and plural, unless the context clearly requires otherwise.

                                 ARTICLE XVII

                                  Disability

     If any Member shall become totally disabled within the meaning of the long term disability plan of the Company and prior to his retirement, the Member shall be considered to be continuing in employment for as long as such total disability exists, but not after age sixty-five (65), for purposes of determining such Member's eligibility for benefits hereunder.

                                 ARTICLE XVIII

                                 Severability

     If in any respect any provision of this Plan, in whole or in part, shall prove to be invalid for any reason, each invalidity shall only affect the part of such provision which shall be invalid, and in all other respects shall stand as if such invalid provision had not been made, and it shall fall to the extent and only to the extent of such invalid provision and no other portion or provision of this Plan shall be invalidated, impaired or affected thereby.

                                  ARTICLE XIX

                             Termination for Cause

     If the Company terminates the Member's employment for "Cause" prior to the Member attaining age 65, the Member shall not be entitled to receive any benefits pursuant to this Plan. For purposes of this Plan, "Cause" shall mean:

          (a) deliberate dishonesty with respect to the Company or any subsidiary or affiliate thereof;

          (b)   conviction of a crime involving moral turpitude, or

          (c) gross and willful failure to perform a substantial portion of the Member's duties and responsibilities as an officer of the Company, which failure continues for more than thirty days after written notice given to the Member pursuant to a two-thirds vote of all of the members of the Board of Directors then in off-ice, such vote to set forth in reasonable detail the nature of such failure.


     IN WITNESS WHEREOF, the said CAMBRIDGEPORT BANK has caused this Plan to be signed in its name by its duly authorized officer, and impressed with its seal, and properly attested to, on this ____ day of ____________, 1999.


ATTEST:                                           CAMBRIDGEPORT BANK


________________________________                  by____________________________

                              CAMBRIDGEPORT BANK

                        1999 NONQUALIFIED PENSION PLAN

                                      FOR

                              EXECUTIVE OFFICERS

              ELECTION OF BENEFITS AND DESIGNATION OF BENEFICIARY


     I hereby elect to receive the type of benefits described in said plan as checked below:

     1.  _____ Split Dollar

     2.  _____ Survivor Benefit

     I hereby designate the following as beneficiary of any amounts due under the above agreement at my death:

     1. ____________, if surviving at my death, otherwise

     2. ____________, if surviving at my death.



___________________                 ___________________________
Date                                Member

                 RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS

VOTED: That the Cambridgeport Savings Bank 1999 Nonqualified Pension Plan for Executive Officers, a copy of which is attached hereto and made a paid hereof, be, and the same hereby is, approved and adopted, effective May 4, 1999; and that the officers of this Bank be, and they hereby are, and each hereby is, authorized for and behalf of this Bank to sign and execute any and all other documents which they deem, or any of them deems necessary or advisable in connection with said 1999 Nonqualified Pension Plan.

VOTED: That Northeast Retirement Services be, and it hereby is, appointed as Trustee of the Cambridgeport Savings Bank 1999 Nonqualified Pension Plan for Executive Officers.

VOTED: That the President and Executive Vice President of this Bank, be, and they hereby are, and each hereby -is, designated by the Board of Trustees as Members of said 1999 Nonqualified Pension Plan in accordance with Article I of the Plan;

VOTED: That the Accrued Benefits of James B. Keegan as President of the Bank, and Jane L. Lundquist as Executive Vice President of the Bank, pursuant to the Cambridgeport Bank Supplemental Executive Retirement Plan, originally adopted effective December 1, 1987, and revised and restated effective November 1, 1993 be, and said accrued benefits hereby are, transferred to, and credited to the Accrued Benefits of said President and Executive Vice President pursuant to, the Cambridgeport Savings Bank 1999 Nonqualified Pension Plan for Executive Officers.

VOTED: That subsequent to the transfer of said Accrued Benefits, the Cambridgeport Bank Supplemental Executive Retirement Plan be, and the same hereby is, terminated, so that no new benefits shall accrue hereafter; and the Accrued Benefit of each remaining Member of said Supplemental Executive Retirement Plan be determined and distributed as soon as practicable thereafter.


                                    __________________________________________
                                    Clerk -- Cambridgeport Bank

                                                    Cambridge, Mass. May 4, 1999

A Meeting of the Board of Directors of Cambridgeport Bank was held this morning in its banking rooms. Present: Messrs. Corcoran, Crane, Fleming, Goldberg, Happ, Keegan and Russo. Also in attendance were Executive Vice President lane Lundquist, CFO Charles Jeffrey, Senior Vice President Lynne Charron, Attorney Peter Coogan of Foley, Hoag & Eliot, George Massaro and Debbie Selwood of Arthur Andersen and consultant Fred Schluter.

     Lynne Charron gave an update on progress at 1380 Soldiers Field Road. All necessary requests for approvals for construction have been made and are now in the appeal period. No problems are anticipated. A management team is in place and is studying space allocation in the building. A number of tenants have expressed interest in leasing that space not required by the Bank. The architects are preparing schematics which should be ready shortly. The problem of parking is being addressed. The future parking needs of employees, tenants, customers and handicapped persons will need to be determined. The project is on schedule and initial construction is schedules to start in June.

     There followed a lengthy discussion on long range strategic planning for the Bank. A number of options are available and they will continue to be analyzed at future meetings. It was

VOTED: to authorize the CFO to engage the services of consultants to assist in determining a future course of action.

     Jane Lundquist presented a suggested revision to the Supplemental Executive Retirement Plan (SERP). She noted that the current plan was quite expensive with little benefit for most participants. She recommended the termination of the existing SERP and installing a new one with 100% vesting after 15 years of service. She recommended a revamping of the existing SBERA and 40lK plans to better reflect the needs of today's employee pool and to allow for funding of future long term incentive programs for retention of key people. Mrs. Lundquist presented figures summarizing the current SERP obligations. A five-part resolution was submitted for approval by the Board. After discussion to was

VOTED: That the Cambridgeport Savings Bank 1999 Nonqualified Pension Plan for Executive Officers, a copy of which is attached and made apart hereof, be, and the same hereby is, approved and adopted, effective May 4, 1999; and that the officers of this Bank be, and they hereby are, and each hereby is, authorized for and behalf of this Bank to sign and execute any and all other documents which they deem, or any of them deems necessary or advisable in connection with said 1999 Nonqualified Pension Plan.

VOTED: That Northeast Retirement Services be, and it hereby is, appointed as Trustee of the Cambridgeport Savings Bank 1999 Nonqualified Pension Plan for Executive Officers.

VOTED: That the President and Executive Vice President of this Bank, be and they hereby are, and each hereby is, designated by the Board of Trustees as Members of said 1999 Nonqualified Pension Plan in accordance with Article I of the Plan;

                                                    Cambridge, Mass. May 4, 1999

VOTED: That the Accrued Benefits of James B. Keegan as President of the Bank, and Jane L, Lundquist as Executive Vice President of the Bank, pursuant to the Cambridgeport Bank Supplemental Executive Retirement Plan, originally adopted effective December 1, 1987, and revised and restated effective November 1, 1993 be, and said accrued benefits hereby are, transferred to, and credited to the Accrued Benefits of said President and Executive Vice President pursuant to, the Cambridgeport Savings Bank 1999 Nonqualified Pension Plan for Executive Officers.

VOTED: That subsequent to the transfer of said Accrued Benefits, the Cambridgeport Bank Supplemental Executive Retirement Plan be, and the same hereby is, terminated, so that no new benefits shall accrue hereafter; and the Accrued Benefit of each remaining Member of said Supplemental Executive Retirement Plan be determined and distributed as soon as practicable thereafter.

     It was then

VOTED:    to adjourn at 10:30 a.m.


                              ___________________________________________
                              Clerk -- Cambridgeport Bank

                                       3